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                                                                   EXHIBIT 21.1

                            SYBASE, INC. SUBSIDIARIES
                                (AS OF 03/14/01)

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
COMPANY NAME                                                           JURISDICTION OF FORMATION
------------                                                           -------------------------
Sybase Argentina, S.A.                                                 Argentina Republic
Sybase Australia Pty Limited                                           New South Wales, Australia
Sybase BVBA/SPRL                                                       Belgium
Sybase Brasil Software Limitada                                        Brazil
iAnywhere Solutions Canada Limited                                     Ontario, Canada
Sybase Canada Limited                                                  Canada
Sybase (Cyprus) Limited                                                Cyprus
Sybase Central and Eastern Europe s.r.o.                               Czech Republic
Sybase ApS                                                             Denmark
Sybase France S.a.r.l.                                                 France
Sybase GmbH                                                            Germany
Sybase China Limited                                                   Hong Kong
Sybase Hong Kong Limited                                               Hong Kong
Sybase Hungary Limited                                                 Hungary
Sybase Ireland Limited                                                 Ireland
Sybase Italia S.r.l.                                                   Italy
Powersoft K.K.                                                         Japan
Sybase KK                                                              Japan
Sybase Korea, Ltd.                                                     South Korea
Sybase Europe Luxembourg S.a.r.l.                                      Luxembourg
Sybase Luxembourg                                                      Luxembourg
Sybase Software (Malaysia) Sdn Bhd                                     Malaysia
Sybase Soluciones de Mexico, S. de R.L. de C.V.                        Mexico
Sybase (N.Z.) Limited                                                  New Zealand
Sybase Norge AS                                                        Norway
Sybase Philippines, Inc.                                               Philippines
Sybase (Singapore) Pte Ltd.                                            Singapore
Sybase Iberia, S.A.                                                    Spain
Sybase Sverige AB                                                      Sweden
Sybase (Schweiz) GmbH                                                  Switzerland
Sybase Taiwan Co., Ltd.                                                Republic of China
iAnywhere Solutions                                                    The Netherlands
Sybase Eastern Europe B.V.                                             The Netherlands
Sybase Europe B.V.                                                     The Netherlands
Sybase Nederland B.V.                                                  The Netherlands
Sybase Software (China) Co., Ltd.                                      The People's Republic of China
Oasis Group ltd.                                                       United Kingdom
Sybase International Limited                                           United Kingdom
Sybase (UK) Limited                                                    United Kingdom
Sybase Foreign Sales Corporation                                       Virgin Islands
Financial Fusion, Inc.                                                 Delaware, USA
iAnywhere Solutions, Inc.                                              Delaware, USA
Neel Acquisition Corp.                                                 Delaware, USA
Sybase Global, LLC                                                     Delaware, USA
Sybase India, Ltd.                                                     Delaware, USA
Sybase International Holdings Corporation                              Delaware, USA
Sybase MEC, Inc.                                                       Delaware, USA
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